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                                                                    EXHIBIT 25.1
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM T-1

                                ---------------

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                of a Trustee Pursuant to Section 305(b)(2) [X]


    STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

              United States                                     06-1143380
    (Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                   Identification No.)


     633 West 5th Street, 12th Floor, Los Angeles, California         90071
          (Address of principal executive offices)                 (Zip Code)

          Lynda A. Vogel, Senior Vice President and Managing Director
        633 West 5th Street, 12th Floor, Los Angeles, California  90071
                                 (213) 362-7399
           (Name, address and telephone number of agent for service)


                     ASPECT TELECOMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)

              CA                                              94-2974062
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                       1730 FOX DRIVE, SAN JOSE, CA       95131
              (Address of principal executive offices)  (Zip Code)

            Zero Coupon Convertible Subordinated Debentures due 2018
                              (TYPE OF SECURITIES)

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                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of the Currency, Western District Office, 50 Fremont Street, Suite 3900, San Francisco, California, 94105-2292

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              Trustee is authorized to exercise corporate trust powers.


ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

         (See note on page 2.)


ITEM 3.  THROUGH ITEM 15.  NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
              EFFECT.

              A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and are incorporated herein by reference.


         2.   A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE
              BUSINESS, IF NOT CONTAINED IN THE   ARTICLES OF ASSOCIATION.

              A Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and are incorporated herein by reference.


         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

              Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).


         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

              A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and are incorporated herein by reference.

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         5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS
              IN DEFAULT.

              Not applicable.


         6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
              SECTION 321(b) OF THE ACT.

              The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.


         7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

              A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                     NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, National Association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 25th day of September, 1998.

                                STATE STREET BANK AND TRUST COMPANY
                                OF CALIFORNIA, NATIONAL ASSOCIATION


                                By:    /s/ Mark Henson
                                       -------------------------
                                       MARK HENSON
                                       ASSISTANT VICE PRESIDENT

                                       2
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                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Aspect Telecommunications Corporation of its Zero Coupon Convertible Subordinated Debentures due 2018, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                STATE STREET BANK AND TRUST COMPANY
                                OF CALIFORNIA, NATIONAL ASSOCIATION


                                By:    /s/ Mark Henson
                                       -------------------------
                                       MARK HENSON
                                       ASSISTANT VICE PRESIDENT

Dated: September 25, 1998

                                       3
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                                   EXHIBIT 7

Consolidated Report of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million of State Street Bank and Trust Company of California, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, at the close of business June 30, 1998, published in accordance with a call made by the
                  -------------
Federal Deposit Insurance Corporation pursuant to the required law: 12 U.S.C.
Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).


                                                                                                                Thousands
                                                                                                               of Dollars
ASSETS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin..................................................         4,887
        Interest-bearing balances...........................................................................             0
Securities..................................................................................................            38
Federal funds sold and securities purchased
        under agreements to resell in domestic offices
        of the bank and its Edge subsidiary.................................................................             0

Loans and lease financing receivables:
        Loans and leases, net of unearned income ...................................................       0
        Allowance for loan and lease losses.........................................................       0
        Allocated transfer risk reserve.............................................................       0
        Loans and leases, net of unearned income and allowances.....................................       0
Assets held in trading accounts.............................................................................             0
Premises and fixed assets...................................................................................            55
Other real estate owned.....................................................................................             0
Investments in unconsolidated subsidiaries..................................................................             0
Customers' liability to this bank on acceptances outstanding................................................             0
Intangible assets...........................................................................................             0
Other assets................................................................................................           881
                                                                                                                    ------
Total assets...............................................................................................          5,861
                                                                                                                    ======
LIABILITIES

Deposits:
        In domestic offices.................................................................................             0
                Noninterest-bearing ................................................................       0
                Interest-bearing ...................................................................       0
        In foreign offices and Edge subsidiary..............................................................             0
                Noninterest-bearing ................................................................       0
                Interest-bearing ...................................................................       0
Federal funds purchased and securities sold under
        agreements to repurchase in domestic offices of
        the bank and of its Edge subsidiary.................................................................             0
Demand notes issued to the U.S. Treasury and Trading Liabilities............................................             0
Other borrowed money........................................................................................             0
Subordinated notes and debentures...........................................................................             0
Bank's liability on acceptances executed and outstanding....................................................             0
Other liabilities...........................................................................................         2,117

Total liabilities...........................................................................................         2,117
                                                                                                                    ------
EQUITY CAPITAL
Perpetual preferred stock and related surplus...............................................................             0
Common stock................................................................................................           500
Surplus.....................................................................................................           750
Undivided profits and capital reserves/Net unrealized holding gains (losses)................................         2,494
Cumulative foreign currency translation adjustments.........................................................             0

Total equity capital........................................................................................         3,744
                                                                                                                    ------

Total liabilities and equity capital........................................................................         5,861
                                                                                                                    ======

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I, Kevin R. Wallace, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition and Income for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                Kevin R. Wallace


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                                Lynda A. Vogel
                                                James A. Quale
                                                Stephen Rivero

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